Exhibit 99.1

Broadwind Energy Announces Q1 2014 Results

Q1 Highlights:

•                  Sales of $58.8 million, up 29% from Q1 2013

•                  Gross profit margin (ex. restructuring) of 9.1%, up 330 bp from Q1 2013

•                  Adjusted EBITDA of $2.8 million, more than double Q1 2013

•                  EPS loss of $.07, significantly ahead of Q1 2013 and Q1 2014 guidance

•                  Cash assets declined as expected, to $11.5 million; operating line of credit undrawn; debt and capital lease balance dropped below $5 million

Cicero, Ill., April 30, 2014 — Broadwind Energy, Inc. (NASDAQ: BWEN) reported sales of $58.8 million for the first quarter of 2014, a 29% increase compared to $45.5 million in the first quarter of 2013. The increase reflects the continued strength in the Company’s Towers and Weldments segment, partly offset by weaker results in the Gearing and Services segments.

The Company reported a net loss from continuing operations of $1.0 million or $.07 per share in the first quarter of 2014, compared to a loss of $4.5 million or $.32 per share in the first quarter of 2013. The $.25 per share improvement was due to stronger results in the Towers and Weldments segment and lower corporate expenses, partly offset by weaker results in the Services segment. The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $2.8 million in the first quarter of 2014, compared to $1.3 million in the first quarter of 2013. The progress reflects the 50% increase in tower volume in the current-year first quarter, partly offset by weaker results in the other business segments.

Peter C. Duprey, president and chief executive officer, stated, “We are off to a solid start in 2014. Our first-quarter results reflect substantial improvement over the prior year, with revenue up a significant 29%, gross margin up 330 basis points, and an EPS improvement of $.25 over last year’s first quarter. Our Towers and Weldments segment recorded another solid quarter, improving tremendously as we produce efficiently against the past two quarters’ strong order flow. Gearing and Services faced some challenges during the quarter with low volumes and production inefficiencies as well as some unforeseen weather-related expenses, although Gearing orders did show a 61% improvement sequentially. Our Continuous Improvement projects are proceeding as planned, and we are seeing progress from those initiatives.”

Mr. Duprey concluded, “Overall, I am pleased with our first-quarter results, which were better than our guidance and set us up nicely to achieve our financial objectives for 2014. Our restructuring plan is paying off in increased operating leverage, and we are working hard to continue this progress by making the Gearing business competitive and profitable for the long-

term. In Services, our new general manager is in place and we are focused on leveraging our robust in-field service capabilities in wind and beyond. In all, we remain on track to achieve profitability in 2014.”

Orders and Backlog

The Company booked $15.8 million in net new orders in the first quarter of 2014, down from $91.9 million in the prior-year first quarter when orders surged following the renewal of the federal Production Tax Credit. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $3.9 million and consisted of industrial weldment orders primarily for one large customer. This order pattern was expected, following the massive order inflow experienced in the second half of 2013. First quarter Gearing orders totaled $8.3 million, down 29% from the prior-year first quarter and up 61% sequentially. Services orders totaled $3.6 million, up sharply from the prior-year first quarter which included the cancellation of a large drivetrain assembly project with an industrial customer.

At March 31, 2014, total backlog was $267.5 million, up 58% from the prior-year first quarter.

Segment Results

Towers and Weldments

Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $48.3 million in the first quarter of 2014, compared to $29.9 million in the first quarter of 2013. The significant increase was due to a 50% increase in tower volume compared to the prior-year first quarter, reflecting the near curtailment of production due to the lapse of the federal Production Tax Credit at the end of 2012 and subsequent renewal in early 2013. Towers and Weldments operating income for the first quarter of 2014 was $5.6 million (12% of sales), up $3.5 million from the first quarter of 2013. The significant improvement was the result of higher volumes, material sourcing improvements, and a higher margin mix of towers compared to the first quarter of 2013. Partly offsetting this was an increase in manufacturing overhead due, in part, to ramping up the production infrastructure in industrial weldments to support the growth of this product line, and higher professional fees linked to the 2013 year-end accounting investigation. Non-GAAP adjusted EBITDA for the segment totaled $6.7 million in the current-year period, up sharply from $3.5 million in the same period last year due to the factors described above and lower non-cash charges in the current-year period.

Gearing

Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing sales totaled $8.8 million in the first quarter of 2014, compared to $10.7 million in the first quarter of 2013. The decrease was due primarily to lower shipments to steel and other industrial customers caused primarily by manufacturing inefficiencies. Despite the 18% decrease in revenue, Gearing segment operating loss for the first quarter of 2014 was $3.0 million, a slight improvement compared to the first quarter of 2013. The small improvement was due primarily to lower depreciation and amortization expense and lower restructuring charges, nearly offset by less favorable production mix as well as $0.2 million of weather-related utility costs in Q1 2014. Non-GAAP adjusted EBITDA for the first quarter of 2014 was a loss of $.8 million, compared to a slightly positive non-GAAP adjusted EBITDA in the prior-year first quarter, due to the factors described above.

Services

Broadwind Energy specializes in non-routine drivetrain and blade maintenance services and offers comprehensive field services to the wind industry.

Revenue from the Services segment was $2.4 million in the first quarter of 2014, compared to $7.5 million in the first quarter of 2013. The decrease was related to the completion of a large drivetrain assembly project in the prior-year first quarter, partly offset by higher demand for blade repair work in the current-year first quarter. Services operating loss for the first quarter of 2014 was $1.3 million, compared to $.7 million in the prior-year first quarter, due primarily to lower volume, partly offset by cost savings resulting from a reduction in manufacturing space and other cost management efforts. Non-GAAP adjusted EBITDA loss totaled $0.9 million in the first quarter of 2014, compared to near break-even in the first quarter of 2013, due to the factors described above and lower non-cash charges, primarily restructuring, in the current-year period.

Corporate and Other

Corporate and other expenses totaled $2.3 million in the first quarter of 2014, compared to $3.0 million in the first quarter of 2013. The decrease was due primarily to lower restructuring and insurance expense in the current-year first quarter.

Future income tax benefits associated with the 2013 loss were offset by an increase in the valuation allowance; therefore, the effective federal tax rate is zero. As of December 31, 2013, cumulative federal net operating loss carry-forwards totaled $167 million.

Cash and Liquidity

During the quarter, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) increased $14.3 million to $19.6 million or 8% of annualized first-quarter 2014 sales due to the ramp up in production for 2014.

Cash assets declined to $11.5 million at March 31, 2014, a decrease of $14.3 million from December 31, 2013. At March 31, 2014, the Company’s $20 million line of credit was undrawn.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, steel, oil and gas and mining applications, to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of 800 employees is committed to helping customers maximize performance of their investments — quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This release includes various forward-looking statements related to future, not past, events. Statements in this release that are not historical are forward-looking statements. These statements are based on current expectations, and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital; our restructuring plans and the associated cost savings; our ability to preserve and utilize our tax net operating loss carry-forwards; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item 1A “Risk Factors” of our Annual Reports on Form 10-K.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com

LHA CONTACT: Jody Burfening/Carolyn Capaccio, 212.838.3777 ccapaccio@lhai.com

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,601	$24,936
Short-term investments	1,795	1,143
Restricted cash	83	83
Accounts receivable, net of allowance for doubtful accounts of $59 and $17 as of March 31, 2014 and December 31, 2013, respectively	23,640	18,735
Inventories, net	39,123	37,143
Prepaid expenses and other current assets	1,925	2,325
Assets held for sale	1,582	1,970
Total current assets	77,749	86,335
Property and equipment, net	67,797	69,077
Intangible assets, net	5,792	5,903
Other assets	2,278	2,379
TOTAL ASSETS	$153,616	$163,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit and notes payable	$—	$—
Current maturities of long-term debt	179	201
Current portions of capital lease obligations	946	933
Accounts payable	24,424	27,537
Accrued liabilities	7,327	8,115
Customer deposits	18,727	22,993
Liabilities held for sale	361	749
Total current liabilities	51,964	60,528

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,612	2,755
Long-term capital lease obligations, net of current portions	952	1,193
Other	3,415	3,888
Total long-term liabilities	6,979	7,836

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,696,157 and 14,627,990 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	15	15
Additional paid-in capital	376,511	376,125
Accumulated deficit	(281,853)	(280,810)
Total stockholders’ equity	94,673	95,330
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$153,616	$163,694

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
Revenues	$58,800	$45,506
Cost of sales	53,438	42,881
Restructuring	269	455
Gross profit	5,093	2,170

OPERATING EXPENSES:
Selling, general and administrative	5,917	5,388
Intangible amortization	111	665
Restructuring	60	601
Total operating expenses	6,088	6,654
Operating loss	(995)	(4,484)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(160)	(391)
Other, net	136	335
Gain on sale of assets and restructuring	—	13
Total other (expense) income, net	(24)	(43)

Net loss from continuing operations before provision for income taxes	(1,019)	(4,527)
Provision for income taxes	24	22
LOSS FROM CONTINUING OPERATIONS	(1,043)	(4,549)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(210)
NET LOSS	$(1,043)	$(4,759)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:
Loss from continuing operations	$(0.07)	$(0.32)
Loss from discontinued operations	—	(0.01)
Net loss	$(0.07)	$(0.33)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	14,659	14,267

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,043)	$(4,759)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	3,114	3,986
Impairment charges	—	—
Change in fair value of interest rate swap agreements	—	—
Deferred income taxes	—	—
Stock-based compensation	223	427
Allowance for doubtful accounts	42	(154)
Common stock issued under defined contribution 401(k) plan	163	138
Loss on disposal of assets	5	15
Changes in operating assets and liabilities:
Accounts receivable	(4,947)	(6,156)
Inventories	(1,980)	(8,058)
Prepaid expenses and other current assets	457	(503)
Accounts payable	(2,672)	7,852
Accrued liabilities	(788)	(69)
Customer deposits	(4,266)	4,149
Other non-current assets and liabilities	(425)	82
Net cash used in operating activities	(12,117)	(2,840)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of logistics business and related note receivable	—	—
Purchases of available for sale securities	(2,543)	—
Sales and maturities of available for sale securities	1,890
Purchases of property and equipment	(2,200)	(1,375)
Proceeds from disposals of property and equipment	45	4
(Increase) decrease in restricted cash	—	—
Net cash used in investing activities	(2,808)	(1,371)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of stock	—	—
Payments on lines of credit and notes payable	(164)	(44,606)
Proceeds from lines of credit and notes payable	—	49,408
Proceeds from sale-leaseback transactions	—	—
Payments for debt issuance costs	—	—
Principal payments on capital leases	(246)	(570)
Net cash (used in) provided by financing activities	(410)	4,232

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(15,335)	21
CASH AND CASH EQUIVALENTS, beginning of the period	24,936	516
CASH AND CASH EQUIVALENTS, end of the period	$9,601	$537

Supplemental cash flow information:
Interest paid	$143	$334
Income taxes paid	$2	$13
Non-cash investing and financing activities:
Issuance of restricted stock grants	$138	$317

BROADWIND ENERGY, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(IN THOUSANDS)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
REVENUES:
Towers and Weldments	$48,294	$29,871
Gearing	8,774	10,720
Services	2,438	7,484
Corporate and Other	(706)	(2,569)
Total revenues	$58,800	$45,506

OPERATING (LOSS) PROFIT:
Towers and Weldments	$5,612	$2,154
Gearing	(2,966)	(2,977)
Services	(1,339)	(702)
Corporate and Other	(2,302)	(2,959)
Total operating loss	$(995)	$(4,484)

BROADWIND ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2014 and 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

	Three Months Ended
	March 31,
Consolidated	2014	2013
	(unaudited)
Operating loss	$(995)	$(4,484)
Depreciation and amortization	3,114	3,806
Share-based compensation and other stock payments	223	624
Other income	136	335
Restructuring	329	1,056
Total Adjusted EBITDA (Non-GAAP)	$2,807	$1,337

	Three Months Ended March 31,
Towers and Weldments Segment	2014	2013
	(unaudited)
Operating Profit	$5,612	$2,154
Depreciation	985	951
Share-based compensation and other stock payments	43	129
Other Income	2	159
Restructuring Expense	18	78
Total Adjusted EBITDA (Non-GAAP)	$6,660	$3,471

	Three Months Ended March 31,
Gearing Segment	2014	2013
	(unaudited)
Operating Loss	$(2,966)	$(2,977)
Depreciation	1,690	1,866
Amortization	111	665
Share-based compensation and other stock payments	59	80
Other Income (Expense)	2	(15)
Restructuring Expense	311	401
Total Adjusted EBITDA (Non-GAAP)	$(793)	$20

	Three Months Ended March 31,
Services Segment	2014	2013
	(unaudited)
Operating Loss	$(1,339)	$(702)
Depreciation	313	313
Share-based compensation and other stock payments	15	40
Other Income (Expense)	133	191
Restructuring Expense		119
Total Adjusted EBITDA (Non-GAAP)	$(878)	$(39)

	Three Months Ended March 31,
Corporate and Other	2014	2013
	(unaudited)
Operating Loss	$(2,302)	$(2,959)
Depreciation	15	11
Share-based compensation and other stock payments	105	375
Restructuring Expense	—	458
Total Adjusted EBITDA (Non-GAAP)	$(2,182)	$(2,115)